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                          SITE DEVELOPMENT AGREEMENT


     This SITE DEVELOPMENT AGREEMENT entered into as of February 17, 1997 is by and between THE DOW CHEMICAL COMPANY ("TDCC") and DESTEC ENERGY, INC. ("Destec").

                                  RECITALS:

     A. TDCC and its direct and indirect wholly owned subsidiaries own and operate manufacturing sites in the United States and other countries;

     B. A number of Dow's manufacturing sites have the need for on-site electrical power and steam generation;

     C. Destec has a global capability to design, construct and operate facilities that generate electrical power and steam;

     D. Destec desires the opportunity to be included in the bid process in the event Dow decides to utilize third parties (energy companies) to build electric power and steam generation facilities at a Dow manufacturing site.

     NOW, THEREFORE, the parties agree as follows:

1.   DEFINITIONS

     1.1  "Agreement" means this Site Development Agreement.

     1.2  "Destec" has the meaning stated in the preamble.

     1.3  "Dow" means TDCC and its wholly owned subsidiaries. The term
"third parties", when used in this Agreement, does not include any Dow entity.

     1.4 "Effective Time" has the same meaning ascribed to that term in the Agreement and Plan of Merger, dated February 17, 1997, by and among Destec, Dow, NGC Corporation and NGC Acquisition Corporation II.

     1.5 "Energy Generation Facility" means a new, or replacement of substantially all of a, facility designed and constructed to generate at least 15 megawatts of electricity on a continuous basis and/or at least
100,000 lbs. per hour of steam (as a product of the cogeneration of electricity) for use in one or more Dow manufacturing processes at a Site. Refurbishment, maintenance (even though extensive), and modifications to existing facilities are not included in the definition of Energy Generation Facility.

     1.6 "Site" means a current or planned manufacturing location owned by Dow which has or will have continuous electrical power demands in excess of 15 megawatts per hour and/or process steam demands in excess of 100,000 lbs. per hour under normal operating conditions.

     1.7  "TDCC" has the meaning stated in the preamble.

2.   TERM

     The term and effectiveness of this Agreement begin at the Effective Time and expire five years from the Effective Time.

3.   NOTIFICATION AND INVITATION TO BID

     3.1 During the term of this Agreement, Dow will include Destec in the Dow notification to potential third party (power company) bidders with respect to all Energy Generation Facility projects at a Site put to bid and invite Destec to participate in the bid process.

     3.2 In the event Destec elects to participate in the bidding process, Destec will follow the applicable bidding process procedure. Other than the preferential notice and invitation to bid as provided in Section 3.1, Destec will compete on a level playing field with all other bidders.

     3.3 In the event that Dow does not provide notification and an invitation to bid (however captioned at the time) to Destec according to Section 3.1, Dow will pay Destec the amount of damages which Destec shows it suffered up to a cap of $25,000 per project. Notwithstanding the foregoing, the amount of damages suffered by Destec shall in no way include damages suffered by any other entity pursuant to Section 4.2.

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4.   NONASSIGNABILITY

     4.1 Except as otherwise expressly stated elsewhere in this Agreement, neither party to this Agreement may assign this Agreement or any part of this Agreement to a third party without the prior written consent of the other party, which consent may be withheld at the party's sole discretion.

     4.2 Notwithstanding Section 4.1, Destec may provide the notification referred to in Section 3.1, with respect to projects outside the United States of America, to The AES Corporation and then either Destec and/or The AES Corporation may submit a bid with respect to such projects under the terms and conditions set forth in this Agreement. The failure of Dow to provide notification and an invitation to bid shall in no way expand the amount of damages which Destec may claim pursuant to Section 3.3 and shall not provide any obligation on the part of Dow with respect to any entity other than Destec pursuant to Section 3.3.

5.   NOTICE

     5.1 Any notice, request or communication specifically provided for or permitted to be given under this Agreement must be in writing and may be delivered by hand delivery, mail, courier service, or electronic transmission such as Telex, facsimile, telegram or electronic mail, and shall be deemed effective upon receipt. For purposes of notice the addresses of the parties are:

     If to TDCC:

           The Dow Chemical Company
           Business Director, Energy
           400 W. Sam Houston Parkway S.
           Houston, TX  77042
           Facsimile: 713-978-3690

     with a copy to:

           The Dow Chemical Company
           Manager, Power & Utilities Tech Center
           Freeport, TX  77541
           Facsimile: 409-238-0284

     If to DESTEC:

           Destec Energy, Inc.
           Attention:  General Counsel
           2500 CityWest Boulevard, Suite 150
           Houston, TX  77042
           Facsimile: 713-735-4267

     5.2 Each party may change its address and its representative for notice by the giving of written notice of the change to the other party.

6.   ENTIRE AGREEMENT

     6.1 This Agreement constitutes the entire agreement between the parties relating to the specific subject matter set forth in this Agreement. There are no terms, obligations, covenants, representations, statements or conditions other than those specifically noted or referred to in this Agreement. Modifications of this Agreement must be made in accordance with Section 7 below.

7.   MODIFICATION OF AGREEMENT

     7.1 The parties agree that this Agreement may be modified only upon mutual assent and that any and all agreements made by the parties to amend, extend, revise or discharge this Agreement, in whole or in part and on one or more occasions, shall not be invalid or unenforceable because of a lack of consideration, provided any such amendments, extensions, revisions or discharges of this Agreement are in writing, captioned as an amendment to this Agreement and executed by the parties.

8.   CONSTRUCTION

     8.1 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY THE LAWS OF MICHIGAN BOTH AS TO INTERPRETATION AND PERFORMANCE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS. THE PARTIES AGREE THAT ANY DISPUTES UNDER THIS AGREEMENT SHALL BE SUBMITTED TO THE COURTS IN THE STATE
OF MICHIGAN, AND NO OTHER VENUE.

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     This Agreement has been duly executed by authorized representatives of the parties.


                                       THE DOW CHEMICAL COMPANY

                                       By:  /s/ B.G. Taylorson
                                           ----------------------------------
                                       Name:   B.G. Taylorson
                                       Title:  Corporate Director, Mergers
                                               & Acquisitions


                                       DESTEC ENERGY, INC.

                                       By:  /s/ Enrique M. Larroucau
                                           ----------------------------------
                                       Name:   Enrique M. Larroucau
                                       Title:  Senior Vice President, Chief
                                               Financial Officer and Treasurer